Exhibit 99.1

Canoo Expands Presence in Oklahoma and Texas with Engineering Talent and Headquarters Relocation

Justin, TX (September 9, 2024) – Canoo Inc. (NASDAQ: GOEV), a technology equipment manufacturer specializing in electric cargo vehicles for commercial, government and fleet customers, today announced the company will migrate its engineering workforce to its two Oklahoma locations – Oklahoma City and Pryor and relocate its corporate headquarters to northern Texas.

Approximately 137 engineering positions will relocate from California to Texas and Oklahoma beginning in the fourth quarter of 2024, with the majority of roles based in Oklahoma.

One of the primary drivers for the move to Oklahoma is the co-location of engineering and manufacturing within the company's nearly 500,000 square foot manufacturing facility in Oklahoma City. This strategic decision will drive operational efficiencies and foster greater collaboration as Canoo continues to meet goals towards step level ramp manufacturing.

Canoo is actively hiring for numerous positions across both Texas and in Oklahoma City, with a significant number already listed online. The company plans expand and ramp to approximately 150 open positions in the near future.

Effective immediately, Canoo will name Justin, Texas their company headquarters where Canoo’s executive leadership team has been since 2021.

Canoo’s vehicles are currently on the road with USPS, NASA, the U.S. Army and other commercial and government fleet customers.

About Canoo

Founded in 2017, Canoo Inc. (NASDAQ: GOEV) is an automotive tech company that manufactures electric cargo vehicles, built to deliver, for large commercial, government and fleet customers globally. The company has developed design-forward innovative electric vehicles with steer-by-wire technology on its common modular platform with end-to-end software plus power solutions. Canoo’s platform is purpose-built to maximize the vehicle interior space and is customizable to support a wide range of business and government applications. Headquartered in Justin, Texas, Canoo has teams located in California, Michigan and Oklahoma with world-class vehicle and battery facilities in Oklahoma City. For more information please visit www.canoo.com and investors.canoo.com.

Forward-Looking Statements

The information in this press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements about our plans, expectations and objectives with respect to the results and timing of the reverse stock split and the effect the reverse stock split will have on the Company’s ability to regain compliance with the Nasdaq Listing standards. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; Canoo's ability to access future capital, via debt or equity markets, or other sources; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business, and those factors discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the "SEC") on April 1, 2024, as well as its past and future Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo's expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo's assessments to change.

However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo's assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media Contact

press@canoo.com